UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2023

TRULEUM, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-55586	90-1020566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14143 Denver West Blvd.Ste.100, Golden CO	80401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 800-819-0604

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act. None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).                                                       Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 – REGISTRATN’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry Into a Material Definitive Agreement

On September 6, 2023, Truleum, Inc. (the “Company”) entered into a Purchase and Sale Agreement (“PSA”) with NJW Oklahoma Acquisitions Company, Inc. a wholly-owned subsidiary of Nash Oil, Gas, and Power, Inc. (“NJW”). Under the terms of the PSA, the Company will acquire leases and related assets to certain oil and gas wells located in Noble, Kay, Payne and Pawnee, Oklahoma as more fully described in the PSA (the “Ambassador Project”) in addition to the working interests therein. Under the PSA the Company is obligated to make a cash payment of $6,500,000 and payment of approximately $100,000 for bonds required by the Bureau of Indian Affairs and Bureau of Land Management.

The Ambassador Project is comprised of units and associated held-by-production leases with both developed and undeveloped proven production on the Cherokee Uplift in North Central Oklahoma. The acquisition includes 66 well bores, 34 of which are currently producing. In addition, the acquisition includes ten water injection wells. The company intends to continue production from the existing wells (currently averaging approximately 80 barrels oil and 700 mcf natural gas per day gross) and bring selected currently non-producing wells back into production upon the closing of the transaction. The leases cover approximately 17,700 net acres and all depths. Approximately 75% of the wellbores are located on 5-acre pads with surface owned by Seller that will also be part of the transaction. The transaction includes a yard and trailer outside Stillwater, Oklahoma.

The closing of the PSA is subject to usual and customary closing conditions, including availability of financing for the acquisition.

The foregoing description of the PSA and the transactions contemplated thereby, does not purport to be complete and is qualified in its entirety by reference to the full text of the PSA by and among the Company and NJW, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

SECTION 9 – Financial Statements and Exhibits

ITEM 9.01         Financial Statements and Exhibits

Exhibit No.	Description
10.1	Purchase and Sale Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Dated: September 12, 2023

TRULEUM, INC.

/s/ Jay Leaver
Jay Leaver, President